Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Financial Officer of Community Redevelopment Inc. (the “Company”), certifies that, to his knowledge:

1.	The amended report of the Company for the nine months period ended September 30, 2023 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 21, 2023	By:	/s/ Richard Balles
Richard Balles Chief Financial Officer
COMMUNITY REDEVELOPMENT INC.